EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to use in this Form 10-K of our report dated March 30, 2009 relating to the consolidated financial statements for the years ended December 31, 2008 and 2007 of Insignia Solutions plc, dba DollarDays International, Inc.

/s/ Malone & Bailey, PC

Houston, TX
March 30, 2009